Exhibit 99.1

Tapinator, Inc. Announces 1-For-160 Reverse Stock Split

New York, NY – December 31, 2019 – Tapinator, Inc. (OTCQB: TAPM) (“Tapinator,” the “Company,” “we,” “our” or “us”) today announced that its Board of Directors (the “Board”) has approved a 1-for-160 reverse stock split of its common stock. The Company’s stockholders granted authority to the Board to effect the reverse stock split at the Company’s Special Meeting of Stockholders on November 25, 2019. The reverse stock split will become effective at 5:30 p.m. Eastern Time on December 31, 2019, and the Company’s common stock is expected to begin trading on a post-split basis when the market opens on January 2, 2020.

Following the reverse stock split, the Company’s common stock will continue to trade on the OTCQB but its trading symbol (TAPM) will have an added designation of “D” for a 20 business day period following the reverse stock split (TAPMD). After such 20 business day period, the symbol for the Company’s common stock will revert to “TAPM.”

Once the reverse stock split is effected, every 160 shares of Tapinator’s issued and outstanding common stock (and such shares held in treasury) will be converted into one share of common stock. In addition, in connection with the reverse stock split, the number of the Company’s authorized shares of common stock will be reduced from 250 million to 25 million.

No fractional shares will be issued in the reverse stock split. Instead, each fractional share to be issued to a Tapinator stockholder will be rounded up to the nearest whole share.

The new CUSIP number for the Company’s post-reverse stock split common stock will be 876037 201.

Stockholders with certificated shares will receive a letter of transmittal from the Company’s transfer agent, Continental Stock Transfer & Trust Company, Inc. (“Continental”), with instructions on how to surrender certificates representing pre-split shares. Stockholders should not send in their pre-split certificates until they receive a letter of transmittal from Continental. Stockholders with book-entry shares or who hold their shares through a bank, broker or other nominee will not need to take any action. Please contact Continental for further information at (917) 262-2378.

Additional information about the reverse stock split, the authorized share reduction and the related charter amendments can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on October 17, 2019.

About Tapinator

Tapinator Inc. (OTCQB: TAPM) develops and publishes category leading apps for mobile platforms, with a focus on social casino games. Tapinator's library includes more than 300 titles that, collectively, have achieved over 500 million mobile downloads, including notable properties such as Video Poker Classic and Solitaire Dash. Tapinator generates revenues through the sale of branded advertising and via consumer transactions, including in-app purchases and subscriptions. Founded in 2013, Tapinator is headquartered in New York, with product development and marketing teams located in North America, Europe and Asia. Consumers can find high-quality mobile entertainment wherever they see the ‘T’ character logo, or at http://tapinator.com.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Tapinator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “goal,” “plan,” “feel,” "may," "will," "expect," "anticipate," "estimate," "intend," “target,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements include, among other things, our expectation relating to the timing and effectiveness of our reverse stock split. Forward-looking statements are subject to risks and uncertainties that could cause our future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Except as required by law, Tapinator undertakes no obligation to update or revise any forward-looking statements. The quoting and trading of the Company's common stock on the OTC Marketplace is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the Company's operations or business prospects. As a result, there may be volatility in the market price of the shares of the Company's common stock for reasons unrelated to operating performance. Moreover, the OTC Marketplace is not a stock exchange, and trading of securities on it is often more sporadic than trading of securities listed on a national securities exchange. Accordingly, stockholders may have difficulty reselling any of their shares. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Reports on Form 10-Q, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and may be viewed at http://www.sec.gov.

CONTACT:

Tapinator Investor Relations

investor.relations@tapinator.com

914.930.6232